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                        INDEPENDENT ACCOUNTANTS' CONSENT


To the Shareholders and Board of Directors
First Omaha Funds, Inc.:

We consent to the use of our report dated April 14, 2000, except as to note 8, which is as of May 2, 2000, incorporated herein and to the reference to our firm under the headings "Auditors" in the Statement of Additional Information.

/s/ KPMG LLP


Omaha, Nebraska
September 29, 2000